FOR IMMEDIATE RELEASE

Contact: Hannah Burns      (212) 272-2395
         Maura Gaenzle     (212) 272-4445
         Anne Graber       (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                         REPORTS FIRST QUARTER  RESULTS;
                         ANNOUNCES ANNUAL MEETING

New York, New York -- October 16, 1996 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's first fiscal quarter ended September 27, 1996.

Net income for the first quarter of fiscal 1997 was $108.4 million, or 75 cents per share, versus $93.8 million, or 63 cents per share, for the comparable quarter last year. Revenues, net of interest expense, for the quarter ended September 27, 1996 were $688.7 million, versus $617.5 million for the comparable quarter a year ago.

President and Chief Executive Officer James E. Cayne commented, "The solid contributions made by our core businesses during the quarter produced very favorable results. In the ever-competitive securities industry, this is the fifth consecutive quarter that our return on equity has exceeded 20%. These results demonstrate the continued strength, stability and balance of our franchise."

Contributions were made in the following areas:

     Investment banking revenues were $108.7 million for the first quarter of fiscal 1997, a 24.4% increase over the first fiscal quarter a year ago. The quarter's results reflect increases in equity underwriting and high yield debt issuance.

     Principal transactions revenues increased 9.3% to $294.9 million for the first quarter versus a year ago, primarily attributable to improved results in certain of our fixed income activities, particularly in mortgage-backed securities.

     Commission revenues rose 4.1% to $161.6 million for the first quarter reflecting increases in the firm's institutional equities and securities clearance revenues.

     Net interest profits increased 16.3% to $112.8 million from $97.0 million reported for the first quarter of fiscal 1996, primarily due to growth in customer margin debt.

Annual Meeting

The Bear Stearns Companies Inc. 1996 Annual Meeting of Stockholders will be held on Monday, October 28, 1996, at 5:00 p.m. in the fifth floor auditorium at the company's headquarters located at 245 Park Avenue in New York City.

The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions, and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, derivatives, foreign exchange and futures sales and trading, private client services, asset management, and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing services, including securities lending. Headquartered in New York City, the company has over 7,800 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, and San Francisco; and an international presence in Beijing, Buenos Aires, Geneva, Hong Kong, London, Lugano, Manila, Paris, Sao Paulo, Shanghai, Singapore, and Tokyo. As of September 27, 1996, total capital, including stockholders' equity and long-term borrowings, was $9.4 billion. Book value as of September 27, 1996 was $17.44 per share, based on 144,324,555 shares outstanding.


                         Financial Statements Attached

                                   THE BEAR STEARNS COMPANIES INC.
                                   CONSOLIDATED STATEMENTS OF INCOME
                                            (UNAUDITED)

                                                                  Three Months Ended
                                                    ------------------------------------------------
                                                       September 27,               September 29,
                                                           1996                        1995
                                                    --------------------        --------------------
                                                         (In thousands, except per share data)
Revenues
      Commissions                                    $       161,570            $       155,190
      Principal transactions                                 294,892                    269,915
      Investment banking                                     108,694                     87,405
      Interest and dividends                                 660,257                    553,921
      Other income                                            10,740                      8,003
                                                    --------------------        --------------------
         Total Revenues                                    1,236,153                  1,074,434
      Interest expense                                       547,469                    456,945
                                                    --------------------        --------------------
      Revenues, net of interest expense                      688,684                    617,489
                                                    --------------------        --------------------

Expenses
      Employee compensation and benefits                     344,372                    306,997
      Floor brokerage, exchange
         and clearance fees                                   31,566                     29,746
      Communications                                          24,556                     22,498
      Occupancy                                               21,346                     21,146
      Depreciation and amortization                           19,968                     16,276
      Advertising and market development                      14,756                     12,524
      Data processing and equipment                            7,555                      8,981
      Other expenses                                          46,048                     42,911
                                                    --------------------        --------------------
         Total expenses                                      510,167                    461,079
                                                    --------------------        --------------------

Income before provision for
      income taxes                                           178,517                    156,410
Provision for income taxes                                    70,068                     62,564
                                                    --------------------        --------------------

Net income                                           $       108,449            $        93,846
                                                    ====================        ====================

Net income applicable to common shares               $       102,418            $        87,636
                                                    ====================        ====================

Earnings per share (1)                               $          0.75            $          0.63
                                                    ====================        ====================

Weighted average common and
      common equivalent shares
      outstanding (1)                                    143,733,740                143,781,222
                                                    ====================        ====================

Cash dividends declared
      per common share                               $          0.15            $          0.15
                                                    ====================        ====================

(1)  Adjusted for 5% stock dividend declared on April 18, 1996.

                                     THE BEAR STEARNS COMPANIES INC.
                                   CONSOLIDATED STATEMENTS OF INCOME
                                            (UNAUDITED)

                                                                      Three Months Ended
                                                        -----------------------------------------------
                                                           September 27,                June 30,
                                                                1996                      1996
                                                        ---------------------     ---------------------
                                                             (In thousands, except per share data)
Revenues
     Commissions                                         $       161,570           $      184,956
     Principal transactions                                      294,892                  355,869
     Investment banking                                          108,694                  225,179
     Interest and dividends                                      660,257                  627,508
     Other income                                                 10,740                    9,858
                                                        ---------------------     ---------------------
         Total Revenues                                        1,236,153                1,403,370
     Interest expense                                            547,469                  518,069
                                                        ---------------------     ---------------------
     Revenues, net of interest expense                           688,684                  885,301
                                                        ---------------------     ---------------------

Expenses
     Employee compensation and benefits                          344,372                  424,582
     Floor brokerage, exchange
         and clearance fees                                       31,566                   33,515
     Communications                                               24,556                   24,773
     Occupancy                                                    21,346                   21,811
     Depreciation and amortization                                19,968                   18,760
     Advertising and market development                           14,756                   15,965
     Data processing and equipment                                 7,555                    8,059
     Other expenses                                               46,048                   62,016
                                                        ---------------------     ---------------------
         Total expenses                                          510,167                  609,481
                                                        ---------------------     ---------------------

Income before provision for
     income taxes                                                178,517                  275,820
Provision for income taxes                                        70,068                  113,055
                                                        ---------------------     ---------------------

Net income                                               $       108,449           $      162,765
                                                        =====================     =====================

Net income applicable to
     common shares                                       $       102,418           $      156,729
                                                        =====================     =====================

Earnings per share                                       $          0.75           $         1.18
                                                        =====================     =====================

Weighted average common and
     common equivalent shares
     outstanding                                             143,733,740              138,485,068
                                                        =====================     =====================

Cash dividends declared
     per common share                                    $          0.15           $         0.15
                                                        =====================     =====================